Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan
Racine, Wisconsin

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-99229 and 333-169965) of our report dated June 26, 2013, relating to the financial statements and financial statement schedule of Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan, included in this Annual Report on Form 11-k of the Twin Disc, Incorporated – The Accelerator 401(k) Savings Plan for the year ended December 31, 2012.

/s/ Wipfli LLP
Milwaukee, Wisconsin
June 26, 2013